Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

December 9, 2009

Momenta Pharmaceuticals, Inc.

675 West Kendall Street

Cambridge, MA  02142

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”), filed by Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities (the “Securities”) of the Company:

1.               common stock, $0.0001 par value per share (the “Common Stock”);

2.               preferred stock, $0.01 par value per share (the “Preferred Stock”);

3.               senior debt securities (the “Senior Debt Securities”);

4.               subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and

5.               warrants to purchase Common Stock, Senior Debt Securities or Subordinated Debt Securities (the “Warrants”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $150,000,000, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as counsel for the Company in connection with the filing of the Registration Statement.  The Senior Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); and the Subordinated Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture and duly qualified under the Trust Indenture Act (collectively, the “Indentures”).  Warrants may be issued pursuant to a Warrant Agreement (the “Warrant Agreement”) between the Company and a bank or trust company as Warrant Agent.

We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto.  We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109
Baltimore Beijing Berlin Boston Brussels London New York Oxford Palo Alto Waltham Washington

for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable and we have assumed (i) that one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby, (ii) that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iii) that the applicable Indenture will be duly authorized, executed and delivered by the trustee named therein, (iv) that the applicable Indenture will be duly qualified under the Trust Indenture Act, (v) that the Senior Debt Securities will have been duly authenticated by the trustee, (vi) that the Subordinated Debt Securities will have been duly authenticated by the trustee, (vii) that the Warrant Agreement will be duly authorized, executed and delivered by all parties thereto other than the Company, (viii) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized, executed and delivered by the Company and the other parties thereto, (ix) that any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, and (x) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Certificate of Incorporation and By-Laws and not otherwise reserved for issuance.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or, to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know, any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.

We also express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, the state laws of the State of New York and the federal laws of the United States of America.  We also express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.             With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the issue and sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as restated and/or amended to date, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

2.             With respect to the Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including a resolution establishing and designating the series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of Certificate of Designation with respect to the series with the Secretary of State of the State of Delaware as required under Section 151 of the General Corporation Law of the State of Delaware, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the issue and sale of the series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each restated and/or amended to date, and do no violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company,

(iv) the shares of the series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value per share of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.             With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

4.             With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the terms of the Warrants and of their issue and sale have been duly established in conformity with the Warrant Agreement relating to the Warrants and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to the Warrants and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.”  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Steven D. Singer
Steven D. Singer, a Partner